UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  SCHEDULE 14A
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The Walt Disney Company
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The Walt Disney Company will begin distribution of the following letter to shareholders:

Dear Fellow Shareholder, It takes the right mix of individuals with unique skillsets and relevant expertise to lead a company like Disney and execute an ambitious growth strategy like the one we’ve developed to deliver shareholder value far into the future. Your Board, the rest of the management team and I are doing just that, and I am gratified by the tremendous progress we continue to make on your behalf. We have successfully reorganized this company and put accountability back in the hands of our key creative business leaders, resulting in more cost-effective, coordinated, and streamlined operations. We are seeing sustainable, long-term growth and we have a pipeline of exciting projects that harness the unrivaled power of our award-winning IP in numerous ways. This is a uniquely challenging time for the media industry, but we have turned a corner. We’ve delivered strong results and continue to separate ourselves from the pack as we look ahead to the rest of the year. We have the right Board of Directors and strategy for this moment. It is our strong belief that the Trian nominees would destabilize and threaten the progress being made at Disney and the effective oversight provided by your Board. That is why your vote is so important. Please vote the WHITE proxy card TODAY FOR only Disney’s 12 nominees and NOT for any Trian or Blackwells nominees. I’m proud of our progress, I’m confident in our future, and I’m grateful for your investment and ongoing support of Disney. Bob Iger From Mickey and Minnie, to Snow White and Mary Poppins, Disney is not a company that makes widgets – it makes magic…Bob Iger, his management team, and the Board of Directors are faithful to this magic. They understand that the longevity of The Walt Disney Company isn’t only the result of smart business decisions; it is rooted in the strong emotional connection Disney continues to forge with generations of people from around the globe. Roy P. Disney, Susan Disney Lord, Abigail E. Disney, Tim Disney, An Open Letter to Shareholders of The Walt Disney Company1 February 29, 2024 1The consent of the authors has neither been sought nor permitted. Bob Iger has grown this company in a modern world, and he continues to maintain a balance of creativity and profit. It is still a company based on the desire to entertain and explore. There have been challenging times, but this current management has adjusted and grown through those challenges. Walter Elias Disney Miller, Tamara Diane Miller, Jennifer Miller-Goff, Joanna Sharon Miller A Letter To the Shareholders of The Walt Disney Company1 February 29, 2024

Disney's Annual Meeting is Fast Approaching — Please Vote Your Shares on the WHITE Card *Today!*

Since time is short and your vote is important, we encourage you to submit your proxies electronically.



Voting by Internet is quick and easy — just follow the instructions on the **WHITE** proxy card, or click the **VOTE NOW** button if you received this message by email.

However, if voting by telephone is more convenient for you, please keep careful track of your "FOR" votes and vote "FOR" only the twelve Disney nominees.



Disney
WHITE CARD
COMPANY NOMINEES
Recommended by your board
FOR
WITHHOLD
Mary T. Barra
Safra A. Catz
Amy L. Chang
D. Jeremy Darroch
Carolyn N. Everson
Michael B.G. Froman
James P. Gorman
Robert A. Iger
Maria Elena Lagomasino
Calvin R. McDonald
Mark G. Parker
Derica W. Rice
TRIAN GROUP NOMINEES
Opposed by the company
Nelson Peltz
James Rasulo
BLACKWELLS NOMINEES
Opposed by the company
Craig Hatkoff
Jessica Schell
Leah Solivan



BLACKWELLS
GREEN CARD
TRIAN
BLUE CARD

Remember, please do <u>**not**</u> use any blue Trian or green Blackwells proxy card. If you have already voted using a blue or green proxy card, you may cancel that vote simply by voting again **TODAY** using the Company's **WHITE** proxy card. Only your latest-dated vote will count!

If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED
Shareholders may call:
1 (877) 456-3463 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)

Major Disney Shareholders and Influential Business Figures Support Disney “Bob is a first-class executive and outstanding leader who I’ve known for decades. He knows the media and entertainment business cold and has the successful track record to prove it. It’s a complicated industry filled with creative talent, requiring the unique expertise and engagement skills that Bob possesses. Putting people on a Board unnecessarily can harm a company. I don’t know why shareholders would take that risk, especially given the significant progress the company has made since Bob came back.” Jamie Dimon, CEO, JPMorgan Chase “Creating magic is not for amateurs. When I sold Lucasfilm just over a decade ago, I was delighted to become a Disney shareholder because of my long-time admiration for its iconic brand and Bob Iger’s leadership. When Bob recently returned to the company during a difficult time, I was relieved. No one knows Disney better. “I remain a significant shareholder because I have full faith and confidence in the power of Disney and Bob’s [Iger] track record of driving long-term value. I have voted all of my shares for Disney’s 12 directors and urge other shareholders to do the same.” George Lucas, Filmmaker Disney Shareholder “Bringing in someone who doesn’t have experience in the company or the industry to disrupt Bob and his eventual successor is playing not only with fire but earthquakes and hurricanes as well. The company is now in excellent hands and Disney shareholders should vote for the Disney slate.” Michael Eisner, Former Disney CEO Disney Shareholder “What has always set Disney apart is the way it combines unbridled creativity with technological innovation to tell timeless stories—stories that inspire and enrich the world around us. There is no one who understands Disney’s important legacy or the responsibility to protect it more than Bob Iger. He is a once-in-a-generation leader with an ambitious vision for the future, and we as shareholders are fortunate to have him guiding this cherished company at such a crucial moment in its history. I urge my fellow shareholders to support Bob and the company’s slate of highly qualified Director nominees.” Laurene Powell Jobs, Founder & President, Emerson Collective Disney Shareholder “Disney is the world’s leading entertainment company. It has the best intellectual property, sports brand and parks & experiences assets in the industry. As legacy technologies transition to digital platforms, we believe Disney can lead the media industry forward. We could not be more excited to partner with Bob and the Board to help create long-term sustainable shareholder value. Mason Morfit, ValueAct CEO, Disney Press Release “We would not want to be making the activist case after those fireworks… Disney’s Q1:F24 results had a lot of everything: a quarterly beat, surprise strong FY guidance, positive new content announcements, an intriguing partnership with Epic, and a share buyback – all of this on top of the streaming sports JV news from Tuesday night.” Doug Creutz, TD Cowen “[We have] yet to hear from Peltz what fundamentally does he see as a solution to the reasons the stock is down? I have yet to hear that message. Maybe he has a plan, maybe he has some solution to the streaming quagmire that all these companies are in, but I have yet to hear it. Jim Stewart, New York Times Columnist, CNBC Closing Bell “If you are an activist investor and trying to demonstrate to the world that you are committed to this company, you shouldn’t be selling shares in the middle of the proxy contest.” Andrew Ross Sorkin, CNBC Squawk Box

> “We are confident in the progress we are making and the path it puts us on. As a matter of fact, we expect full year earnings per share excluding certain items[1] to increase by <u>at least 20%</u> versus prior year.”
>
> Hugh Johnston, Disney CFO

RESTORED FREE CASH FLOW (FCF) TO ENABLE SHAREHOLDER RETURNS

Disney’s longstanding disciplined and balanced approach to capital allocation allowed us to restore cash dividends.

SIGNIFICANTLY IMPROVING FCF PROFILE POST-COVID[2] ($BN)


$8.7
$1.1
60% INCREASE
$4.9
$8
FY19[4]
FY23
FY24E

TOTAL SHAREHOLDER RETURNS (TSR) EXCEED PEERS

Under Bob Iger’s leadership, Disney has outperformed legacy media companies also managing generational disruption across Pay TV and theatrical.

TSR SINCE IGER RETURNED[5]


+22%
Disney
WARNER BROS. DISCOVERY
(18%)
Paramount
(39%)

MAKING STRATEGIC INVESTMENTS IN OUR MOST PROFITABLE SEGMENT, DISNEY EXPERIENCES

Global investments demonstrate confidence in immersive entertainment as a growth engine and unique differentiator for the company.

RETURNS ON INVESTED CAPITAL UP ~3X[3]


~3X
FY09
FY23

FY12-FY23 INVESTMENTS AND RETURNS[6&7]

Cars | Toy Story | Star Wars | Frozen | Mickey Mouse | Guardians of the Galaxy | Avengers | Avatar | Tron

4x OI | +10pts Margin

[1]Diluted EPS excluding certain items is a non-GAAP financial measure. The most comparable GAAP measure is diluted EPS.

[2]Free cash flow is a non-GAAP financial measure. The most comparable GAAP measure is cash provided by continuing operations, which is expected to total ~$14bn in FY24 representing a ~40% YoY increase.

[3]ROIC is a non-GAAP financial measure. The most comparable GAAP measure is operating income.

Please see the enclosed insert titled “Supplemental Information on Certain Measures” for definitions of all non-GAAP financial measures and reconciliations of certain of these measures to the most comparable GAAP measures, and other information related to measures presented in this letter.

Enduring Franchises Highlight Our Powerful Stories and Unique Monetization Capabilities



Return on Investment[1]
FROZEN
NOV 2013 Frozen
JUL 2014 For the First Time in Forever at WDW
MAY 2016 Frozen – Live at the Hyperion at DLR
JUN 2016 Frozen Ever After at WDW
NOV 2019 Frozen 2
OCT 2020 Once Upon a Snowman
NOV 2021 Olaf Presents
NOV 2023 World of Frozen at HKDL
JUN 2024 Frozen Kingdom at TDR
2025 World of Frozen at DLP
TBD Frozen 3
TBD Frozen 4
9.9x[2]
Disney PIXAR TOY STORY
NOV 1995 Toy Story
NOV 1998 Space Ranger Spin at WDW
NOV 1999 Toy Story 2
MAY 2006 Acquired Pixar
MAY 2008 Toy Story Midway Mania! at DLR
JUN 2010 Toy Story 3
AUG 2010 Toy Story Land at DLP
NOV 2011 Toy Story Land at HKDL
APR 2018 Toy Story Land at SHDR/WDW
APR 2019 Jessie's Critter Carousel at DLR
JUN 2019 Toy Story 4
JUN 2022 Lightyear
OCT 2023 NFL Alt-Cast
TBD Toy Story 5
5.5x[3]
MARVEL STUDIOS AVENGERS
DEC 2009 Acquired Marvel
MAY 2012 The Avengers
MAY 2015 Avengers: Age of Ultron
APR 2018 Avengers: Infinity War
APR 2019 Avengers: Endgame
JUN 2021 Avengers Campus at DLR
JUN 2021 Avengers Campus at DLP
2024 Avengers Campus at HKDL
MAY 2026 Avengers 5
MAY 2027 Avengers: Secret Wars
3.3x[4]
STAR WARS
1977 – 1983 Original Star Wars Trilogy
1987/1989 Star Tours at DLR/WDW
1999 – 2005 Prequel Trilogy
DEC 2012 Acquired Lucasfilm
MAY 2011/2013 Star Tours – Adventures Continue DLR/WDW/TDL
2015 – 2019 Sequel Trilogy
MAR 2017 Star Tours – Adventures Continue at DLP
MAY/AUG 2019 SW: Galaxy's Edge at WDW/DLR
NOV 2019 The Mandalorian
DEC 2021 The Book of Boba Fett
MAY 2022 Obi-Wan Kenobi
SEP 2022 Andor
AUG 2023 Ahsoka
2026–2027 3 untitled films
2.9x[5]

Source: Company data. [1] Reflects the ratio between revenue and investment on titles released following Disney's acquisition of the IP. Revenue reflects aggregate 10-year revenue streams, both generated and expected, directly associated theatrical releases, including theatrical, home entertainment, TV (pay and free), and consumer products. Does not include derivative revenue streams, such as park attractions, nor does it include DTC originals associated with those franchises or pre-established franchise consumer products revenue. Investment reflects film production costs and print & advertising associated with the theatrical release of the titles, and in the case of animated titles it also includes production overhead. Investment does not include any additional distribution costs or overhead; [2] *Frozen* (11/27/13), *Frozen 2* (11/22/19); [3] *Toy Story* (11/22/95), *Toy Story 2* (11/24/99), *Toy Story 3* (06/18/10), *Toy Story 4* (06/21/19), *Lightyear* (06/17/22); [4] *Avengers* (05/04/12), *Age of Ultron* (05/01/15), *Infinity War* (04/27/18), *Endgame* (04/26/19); [5] *The Force Awakens* (12/18/15), *Rogue One* (12/16/16), *The Last Jedi* (12/15/17), *Solo* (05/25/18), *The Rise of Skywalker* (12/20/19)





© Disney

Supplemental Information on Certain Measures FREE CASH FLOW Source: Company data, FactSet 4. Fiscal 2019 included the payment of approximately $7.6bn of non-recurring tax obligations that arose from the spin-off of Fox Corporation in connection with the TFCF acquisition. TOTAL SHAREHOLDER RETURNS Source: FactSet as of 02/29/24 Note: Paramount reflects Class B shares; Paramount pre-merger TSR reflects CBS TSR. Warner Bros. Discovery pre-merger TSR reflects Discovery TSR. Assumes dividends reinvested. 5. From 11/20/22 closing until 02/29/24. RETURNS ON INVESTED CAPITAL Source: Company data EXPERIENCES INVESTMENTS AND RETURNS Source: Company data 6. Includes Domestic Parks, International Parks, Disney Vacation Club and Cruise Line 7. OI and margin based on FY12 –FY23 period. Non-GAAP Financial Measures This presentation includes the presentation and discussion of certain financial information that differs from what is reported under U.S. GAAP, including free cash flow, return on invested capital and diluted EPS excluding certain items. These measures should be reviewed in conjunction with the most comparable GAAP financial measures and should not be considered substitutes for, or superior to, those GAAP financial measures. “Free cash flow” is a non-GAAP financial measure calculated as cash provided by continuing operations less investments in parks, resorts and other property. Disney’s management believes that information about free cash flow provides investors with an important perspective on the cash available to service debt obligations, make strategic acquisitions and investments and pay dividends or repurchase shares. Quantitative reconciliation of measures of free cash flow to cash provided by continuing operations, which is the most directly comparable GAAP measure, is provided at the end of this presentation. “Return on Invested Capital” or “ROIC“ of a segment is a non-GAAP financial measure calculated by dividing annual after-tax operating performance by the average of invested capital at the end of such fiscal year and the end of the immediately prior fiscal year for such segment. Annual after-tax operating income is calculated as the sum of segment operating performance for each segment and corporate and unallocated shared expenses, minus tax at the U.S. tax rate in effect during that fiscal year on segment operating income and corporate and unallocated shared expenses. Invested capital is defined as the remainder of Disney’s total assets at a fiscal year end minus the sum of such segment’s a) cash, cash equivalents and restricted cash as of the last day of the fiscal year, (b) deferred tax assets and (c) non-interest bearing liabilities and income and property tax liabilities. Quantitative reconciliation of historical measures of ROIC to operating income, which is the most directly comparable GAAP measure, is provided at the end of this presentation. “Diluted EPS excluding certain items” is a non-GAAP financial measure calculated as diluted EPS less certain items affecting comparability of results from period to period and amortization of TFCF and Hulu intangible assets, including purchase accounting step-up adjustments for released content. Disney’s management believes that information about diluted EPS excluding certain items allows investors to evaluate the performance of Disney’s operations exclusive of these items, which is how senior management evaluate segment performance. Quantitative reconciliation of historical measures of diluted EPS excluding certain items to diluted EPS, which is the most directly comparable GAAP measure, is provided at the end of this presentation. Disney is not providing forward-looking measures for diluted EPS, or a quantitative reconciliation of the forward-looking diluted EPS excluding certain items to that most directly comparable GAAP measure. Disney is unable to predict or estimate with reasonable certainty the ultimate outcome of certain items required for the GAAP measure without unreasonable effort. Information about other adjusting items that is currently not available to Disney could have a potentially unpredictable and significant impact on its future GAAP financial results.

Reconciliation of Free Cash Flow The following table reconciles the Company’s consolidated cash provided by continuing operations to free cash flow: ($MM, unless otherwise noted) Sept. 28, 2019 Year Ended Sept. 30, 2023 FY2024E Cash provided by operations – continuing operations $5,984 $9,866 ~$14bn (-) Investments IN parks, resorts and other property (4,876) (4,969) (~6bn) Free cash flow $1,108 $4,897~$8bn1 Source: Company filings; 1Trending to exceed $8bn in free cash flow for FY24 Return on invested capital reconciliation The following table reconciles the Experiences segment’s consolidated operating income to return on invested capital: ($MM) Year Ended Sept. 30, 2009 Year Ended Sept. 30, 2023 Operating Income $1,7322 $8,954 Operating income, net of taxes $1,091 $7,074 (/) Average invested capital1 $15,033 $34,471 7.3% 20.5% 1Reflects the average of invested capital at the end of such fiscal year and the end of the immediately prior fiscal year. Invested capital is defined as the remainder of the segment’s total assets at a fiscal year end minus the sum of such segment’s a) cash, cash equivalents and restricted cash as of the last day of the fiscal year, (b) deferred tax assets and (c) non-interest bearing liabilities and income and property tax liabilities; 2Includes Parks & Resorts, Consumer Products, and Interactive Media.

Forward-Looking Statements Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations; beliefs; plans; strategies; business or financial prospects or outlook; future shareholder value; expected growth and value creation; expected drivers and guidance; profitability; investments; cost reductions and efficiencies; capital allocation, including dividends or share repurchases; content offerings; priorities or performance and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and IP we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue, consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products. Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q. Additional Information and Where to Find it Disney has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at www.thewaltdisneycompany.com. Participants Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1, 2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.